UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2003

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 5. Other Events.

On March 5, 2003, the Board of Directors of Chordiant Software, Inc. (the "Board") announced the appointment of William Raduchel as a Class III Director to serve until the 2003 Annual Meeting of Stockholders, or until his successor is elected and qualified. Mr. Raduchel most recently held the position of Chief Technology Officer of AOL Time Warner, Inc., the world's leading media and entertainment company.  He has also held various senior positions with Sun Microsystems, a leading computer systems company, from 1988 to 1999, including Chief Strategy Officer, Chief Financial Officer, Chief Information Officer, acting Vice President of Human Resources, and Vice President of Corporate Planning and Development.  Mr. Raduchel received his B.A. from Michigan State University and his A.M. and Ph.D. from Harvard University. He is a strategic advisor to several other companies and is a member of the National Advisory Board of the Salvation Army, and of two National Academy of Science panels: the Board on Science, Technology and Economic Policy and the Committee on Internet Navigation and Domain Name Services.

We also announced the resignation of Ms. Kathryn Gould from our Board effective March 31, 2003.  Ms. Gould, General Partner of Foundation Capital, is resigning from the Board after seven years exceptional service in order to focus on other earlier seed stage company interests.

A copy of the press release issued in connection with Mr. Raduchel's appointments to the Board and the Board's Audit Committee and Ms. Gould's resignation from the Board is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

  Financial Statements of business acquired.

  Not applicable.

  Pro forma financial information.

  Not applicable.

  Exhibits.

Number   Description

99.1        Press Release of Chordiant Software, Inc. dated March 5, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Stephen Kelly Stephen Kelly	Chief Executive Officer (Principal Executive Officer)	March 11, 2003

EXHIBIT INDEX
Exhibit Number
99.1	Press Release of Chordiant Software, Inc., dated March 5, 2003.